UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 29, 2004

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Item 9. Regulation FD Disclosure
SIGNATURE
EXHIBIT INDEX
Press Release

Item 9. Regulation FD Disclosure

Janus Capital Group Inc. (“Janus”) is furnishing, for purposes of Regulation FD disclosure, a press release reporting that Janus was informed that a client intends to redeem funds totaling approximately $5 billion by year-end, subject to approval by its board of directors in early August.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.
Date: July 29, 2004	By:	/s/ Loren M. Starr
Loren M. Starr
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release reporting that Janus was informed that a client intends to redeem funds totaling approximately $5 billion by year-end, subject to approval by its board of directors in early August.

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